Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Investor Relations	Media Relations
Dave Spille	Kim Cornwall
webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 460-5910
DSpille@webMethods.com	Kim.Cornwall@webMethods.com

WEBMETHODS ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

webMethods Anticipates Pro Forma Profitability; Upside Driven By Increased
License Revenue and Decreased Operating Expenses

FAIRFAX, Va. — October 13, 2004 — webMethods, Inc. (Nasdaq: WEBM) today announced preliminary results for its fiscal second quarter ended September 30, 2004. For that quarter, webMethods expects to report quarterly total revenue in the range of $50 million to $51 million, compared to $45.4 million in the prior year period and $41.8 million in the quarter ended June 30, 2004. The company previously provided total revenue guidance for the September 2004 quarter in the range of $43 million to $50 million. The First Call analyst consensus total revenue estimate for the September 2004 quarter was $45.4 million.

For the fiscal second quarter ended September 30, 2004, under U.S. generally accepted accounting principles (GAAP), the company expects to report a net loss of $0.07 to $0.09 per share compared to a net loss of $0.09 per share in the prior year period and a net loss of $0.20 per share in the quarter ended June 30, 2004. Excluding certain charges that are described below in “Non-GAAP Financial Measures”, the company expects to report pro forma net income per share of $0.00 (breakeven) to $0.02 per share for the fiscal second quarter ended September 30, 2004. The company previously provided pro forma net loss per share guidance for the September 2004 quarter in the range of a loss of $0.13 per share to a loss of $0.02 per share. Important information regarding these pro forma results and pro forma guidance is provided below under “Non-GAAP Financial Measures”, and should be read to better understand why pro forma information is presented. The First Call analyst consensus pro forma net loss per share for the September 2004 quarter was a loss of $0.09 per share.

“The September quarter was a very strong quarter for webMethods: we had sequential and year-over-year increases in license and total revenue, and we anticipate returning to pro forma profitability in the September quarter,” said David Mitchell, president and CEO, webMethods, Inc. “We continue to be pleased with customer demand for our differentiated products. In addition, our solution selling approach and our continued commitment to customer success contributed to our ability to close a greater number of large transactions in the September quarter while continuing to grow the size and quality of our pipeline. We expect to further discuss our product strategy and the progress we are making in the market at our Analyst Day tomorrow.”

“We are extremely pleased with our ability to continue to reduce our costs during a quarter in which we substantially grew our license revenue,” said Mary Dridi, executive vice president and CFO, webMethods, Inc. “We will continue to focus on our expense levels, particularly given the additional costs we annually incur in the December quarter associated with our customer conference and related activities.”

Additional September 30, 2004 Quarterly Financial Highlights

•	Cash and marketable securities at September 30, 2004 are expected to decrease to approximately $143 million, compared to $147.3 million at June 30, 2004.

•	License revenue for the September 2004 quarter is expected to be in the range of $23 million to $24 million, compared to $22.0 million in the prior year period and $14.2 million in the quarter ended June 30, 2004.

•	International revenue as a percent of total revenue is expected to be approximately 36%, as compared to 39% in the quarter ended June 30, 2004.

•	No single customer is expected to represent 10% or more of total or license revenue in the fiscal second quarter.

Conference Call Information

webMethods expects to issue its final financial results for its fiscal second quarter ended September 30, 2004 after the market closes on Thursday, October 21, 2004. webMethods also expects to host a conference call to further discuss its fiscal second quarter financial results at 5:00 p.m. Eastern Time on Thursday, October 21, 2004. The conference call will be available via webcast at http://www.webmethods.com/investors.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items. Pro forma results for the September 2004 quarter provided in this release exclude amortization of stock compensation and warrant charges of approximately $700,000, amortization of intangible assets of approximately $600,000, restructuring charges of approximately $3 million and a private company equity investment impairment charge of approximately $1.1 million. On July 22, 2004, the company’s guidance for the September 2004 quarter stated that the projected range of pro forma net loss was expected to exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible assets anticipated to total approximately $1.3 million, and restructuring and related charges that had not been finalized.

Pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical operating results and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ actual and expected results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported and to financial guidance for the fiscal second quarter provided by webMethods in July 2004, as well as financial models and expectations of securities analysts.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,200 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

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webMethods is a registered trademark, and Global Business Visibility is a trademark, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions and products, expected future financial performance (including total revenue, license revenue and pro forma earnings or loss per share), pipeline information and webMethods’ future cost savings and expense levels. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; executing on plans for future growth or new sales or marketing initiatives; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of competitive and pricing pressures; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2004 , and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2004, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.